                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 23, 1999

Morgan Stanley Capital I Inc. (as depositor under a Pooling and Servicing Agreement to be dated as of February 1, 1999 providing for, inter alia, the issuance of Commercial Mortgage Pass-Through Certificates, Series 1999-WF1)


                          Morgan Stanley Capital I Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                    333-62911               13-3291626
(STATE OR OTHER JURISDICTION       (COMMISSION)           (I.R.S. EMPLOYER
    OF INCORPORATION)              FILE NUMBER)          IDENTIFICATION NO.)



          1585 Broadway, New York, New York           10036
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 296-7000



          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



                         Exhibit Index Located on Page 2
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Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5. Other Events.

        The tables and materials filed separately under cover of Form SE in accordance with Rule 311 of Regulation S-T were prepared by Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Maturity Assumptions (as described in the Registrant's Prospectus Supplement dated February 10, 1999 relating to its Commercial Mortgage Pass-Through Certificates, Series 1999-WF1). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Not applicable

        (b) Not applicable

        (c) Exhibits



                                                                      Sequential
                                                                        Numbered
Exhibit                                                                  Exhibit
Number                                                                      Page
           The following Exhibit is filed separately under cover of Form SE in accordance with Rule 311 of Regulation S-T.

99.1       Certain Computational Materials prepared by the
           Underwriters in connection with Registrant's
           Commercial Mortgage Pass-Through Certificates, Series
           1999-WF1
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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          MORGAN STANLEY CAPITAL I INC.



                                          By:    /s/ Russell A. Rahbany
                                             Name:    Russell A. Rahbany
                                             Title:     Vice President


Dated:  February 19, 1999